   As filed with the Securities and Exchange Commission on December 27, 1996.
                                                      Registration No. 333-01991
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                               HS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                 1311                                 94-3036864
(State or other jurisdiction of           (Primary standard industrial                  (I.R.S. Employer
incorporation or organization)             classification code number)                Identification No.)

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                               One Maritime Plaza
                                   15th Floor
                        San Francisco, California  94111
                           Telephone:  (415) 433-5795
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Nicholas J. Sutton
               Chairman of the Board and Chief Executive Officer
                               One Maritime Plaza
                                   15th Floor
                        San Francisco, California  94111
                           Telephone:  (415) 433-5795
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                   Copies to:

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
         Michael E. Dillard, P.C.                                        Robert A. Curry
Akin, Gump, Strauss, Hauer & Feld, L.L.P.                               Conner & Winters,
           1700 Pacific Avenue                                     A Professional Corporation
               Suite 4100                                   2400 First Place Tower, 15 E. 5th Street
        Dallas, Texas  75201-4618                                 Tulsa, Oklahoma  74103-4391
              (214) 969-2800                                             (918) 586-5711
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                            -----------------------

         By this Post-Effective Amendment No. 1, the Registrant is amending its Registration Statement (No. 333-01991), effective May 16, 1996, to reduce the number of shares registered from 7,161,312 shares of Common Stock to 6,161,312 shares of Common Stock, as set forth below.

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
Total amount of securities registered prior to
this Amendment:                                             7,161,312 shares of Common Stock

Reduced by:

         Shares to be de-registered under Form S-4
         Registration Statement, effective May 16, 1996:    1,000,000 shares of Common Stock

Total amount of securities registered after Amendment:      6,161,312 shares of Common Stock
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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, and as authorized by Rule 478(a)(4) of that Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 16, 1996.

                               HS RESOURCES, INC.


                               By:     /s/ Nicholas J. Sutton
                                                Nicholas J. Sutton
                               Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

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
         Signature                                     Title                               Date
         ---------                                     -----                               ----
/s/ Nicholas J. Sutton                       Chairman of the Board, Chief            December 16, 1996
----------------------                       Executive Officer and Director
Nicholas J. Sutton                           (Principal Executive Officer)



/s/ P. Michael Highum                         President and Director                 December 16, 1996
---------------------
P. Michael Highum


/s/ James E. Duffy                           Chief Financial Officer and             December 16, 1996
------------------                           Director (Principal Financial
James E. Duffy                               and Accounting Officer)


/s/ Kenneth A. Hersh                         Director                                December 16, 1996
--------------------
Kenneth A. Hersh

/s/ Michael J. Savage                        Director                                December 16, 1996
---------------------
Michael J. Savage

/s/ Philip B. Smith                          Director                                December 16, 1996
--------------------
Philip B. Smith
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